                                                                    EXHIBIT 3.02



                                    RESTATED

                                     BYLAWS

                                       OF

                             COMSHARE, INCORPORATED

                            EFFECTIVE AUGUST 14, 1998


                                    ARTICLE I

                                     OFFICES


                    1.01 Principal Office. The principal office of the corporation shall be at such place within the State of Michigan as the Board of Directors shall determine from time to time.

                    1.02 Other Offices. The corporation may also have offices at such other places as the Board of Directors from time to time determines or the business of the corporation requires.

                    1.03 Fiscal Year. The fiscal year of the corporation shall begin on the first day of July and end on the 30th day of June in each year.


                                   ARTICLE II

                                      SEAL

                    2.01 Seal. The corporation may have a seal in such form as the Board of Directors may from time to time determine. The seal may be used by causing it or a facsimile to be impressed, affixed, reproduced or otherwise.

                                   ARTICLE III

                                  CAPITAL STOCK

                    3.01 Issuance of Shares. The shares of capital stock of the corporation shall be issued in such amounts, at such times, for such consideration and on such terms and conditions as the Board shall deem advisable, subject to the provisions of the Articles of Incorporation of the corporation and the further provisions of these Bylaws, and subject also to any requirements or restrictions imposed by the laws of the State of Michigan.
                    3.02 Certificates for Shares. The shares of the corporation shall be represented by certificates signed by the Chairman of the Board, President or a Vice President and also may be signed by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of the officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employee. In case an officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer before the certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the date of issuance. A certificate representing shares shall state upon its face that the corporation is formed under the laws of the State of Michigan, the name of the person to whom it is issued, the number and class of shares, and the designation of the series, if any, which the certificate represents, and such other provisions as may be required by the laws of the State of Michigan.

                    3.03 Transfer of Shares. The shares of the capital stock of the corporation are transferable only on the books of the corporation upon surrender of the certificate therefor, properly endorsed for transfer, and the presentation of such evidences of ownership and validity of the assignment as the corporation may require.

                    3.04 Registered Shareholders. The corporation shall be entitled to treat the person in whose name any share of stock is registered as the owner thereof for purposes of dividends and other distributions in the course of business, or in the course of recapitalization, merger, plan of share exchange, reorganization, sale of assets, liquidation or otherwise and for the purpose of votes, approvals and consents by shareholders, and for the purpose of notices to shareholders, and for all other purposes whatever, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the corporation shall have notice thereof, save as expressly required by the laws of the State of Michigan.

                3.05 Lost or Destroyed Certificates. Upon the presentation to the corporation of a proper affidavit attesting the loss, destruction or mutilation of any certificate or certificates for shares of stock of the corporation, the Board of Directors shall direct the issuance of a new certificate or certificates to replace the certificates so alleged to be lost, destroyed or mutilated. The Board of Directors may require as a condition precedent to the issuance of new certificates any or all of the following: (a) presentation of additional evidence or proof of the loss, destruction or mutilation claimed; (b) advertisement of loss in such manner as the Board of Directors may direct or approve; (c) a bond or agreement of indemnity, in such form and amount and with such sureties, or without sureties, as the Board of Directors may direct or approve; (d) the order or approval of a court or judge.


                                   ARTICLE IV

                    SHAREHOLDERS AND MEETINGS OF SHAREHOLDERS

                4.01 Place of Meetings. All meetings of shareholders shall be held at the principal office of the corporation or at such other place as shall be determined by the Board of Directors and stated in the notice of meeting.

                4.02 Annual Meeting. The annual meeting of the shareholders of the corporation shall be held in the fifth calendar month after the end of the corporation's fiscal year, or at such other date as the Board of Directors shall determine from time to time, and shall be held at such place and time of day as shall be determined by the Board of Directors. Directors shall be elected at each annual meeting and such other business transacted as may come before the meeting.

                4.03 Special Meetings. Special meetings of shareholders may be called only by the Chairman of the Board (if such office is filled), or by the President or pursuant to a resolution of the Board of Directors. Business transacted at a special meeting of shareholders shall be confined to the purpose or purposes of the meeting as stated in the notice of the meeting.

                4.03.5 Business to Be Conducted at Meetings of Shareholders; Shareholder Nominations and Proposals. At any meeting of shareholders or any such adjourned meeting, only such business shall be conducted as shall have been properly brought before such meeting or any such adjourned meeting. To be properly brought before any meeting of shareholders or any such adjourned meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before such meeting or any such adjourned meeting by or at the direction of the Board of such Directors, or (c) otherwise properly brought before such meeting or any such adjourned meeting by a shareholder. For business to be properly brought by a shareholder before any meeting of shareholders or any such adjourned meeting the shareholder must have given timely notice thereof in writing to the Secretary. To be timely, a shareholder's notice must be directed to the Secretary and delivered to or mailed and received at the principal executive offices of the corporation not less than fifty-five days nor more than seventy days prior to such meeting; provided, however, that in the event less than sixty-five days' prior public disclosure of the date of such meeting is made to the shareholders or in the event the only public disclosure of the date of the meeting is written notice in accordance with this
Article IV, Section 4.04, notice by such shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of such meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before such meeting (a) a brief description of the business desired to be brought before such meeting and the reasons for conducting such business at such meeting, (b) the name and address, as they appear on the corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the securities of the corporation which are beneficially owned by such shareholder, and (d) any material interest of such shareholder in such business.

                No business shall be conducted at any meeting of shareholders or any such adjourned meeting except in accordance with the procedures set forth in this Article IV, Section 4.03.5. The Chairman of the shareholder meeting or any adjourned meeting may refuse to acknowledge any business attempted to be brought before any meeting or any adjourned meeting not made in compliance with the foregoing procedure.

                Only individuals who are nominated in accordance with the procedures set forth in this Article IV, Section 4.03.5 shall be eligible for election as directors. Nominations of individuals for election to the Board of Directors may be made by or at the direction of the Board of Directors or by any shareholder of the corporation entitled to vote in the election of directors generally but only if such shareholder complies with the notice procedures set forth in this Article IV, Section 4.03.5.

                Nominations by shareholders can only be made pursuant to timely notice in writing to the Secretary. To be timely, a shareholder's notice shall be directed to the Secretary and delivered to or mailed and received at the principal executive offices of the corporation not less than fifty-five days nor more than seventy days prior to such meeting; provided, however, that in the event less than sixty-five days' prior public disclosure of the date of such meeting is made to the shareholders or in the event the only public disclosure of the date of the meeting is written notice in accordance with this Article IV, Section 4.04, notice by such shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of such meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth (a) as to each individual whom such shareholder proposes to nominate for election or re-election as director, (i) the name, age, business address and residence address of such individual, (ii) the principal occupation or employment of such individual, (iii) the class and number of shares, or the amount of any securities of the corporation which are beneficially owned by such individual, (iv) any other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to the Securities Exchange Act of 1934, as amended and (v) such individual's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (b) as to the shareholder giving the notice, (i) the name and address, as they appear on the corporation's books, of such shareholder and (ii) the class and number of shares of the securities of the corporation which are beneficially owned by such shareholder. At the request of the Board of Directors, any individual nominated by the Board of Directors for election as a director shall furnish to the Secretary that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. No individual shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Article IV,
Section 4.03.5. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                4.04 Notice of Meetings. Except as otherwise provided by statute, written notice of the time, place and purposes of a meeting of shareholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote at the meeting, either personally or by mailing such notice to his or her last address as it appears on the books of the corporation. No notice need be given of an adjourned meeting of the shareholders provided the time and place to which such meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment a new record date is fixed for the adjourned meeting a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice as provided in this Bylaw.

                4.05 Record Dates. The Board of Directors may fix in advance a date as the record date for the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders or an adjournment thereof, or to express consent to or dissent from a proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of a dividend or allotment of a right, or for the purpose of any other action. The date fixed shall not be more than 60 nor less than 10 days before the date of the meeting, nor more than 60 days before any other action. In such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or adjournment thereof, or to express consent to or dissent from such proposal, or to receive payment of such dividend or to receive such allotment of rights, or to participate in any other action, as the case may be, notwithstanding any transfer of any stock on the books of the corporation, or otherwise, after any such record date. Nothing in this Bylaw shall affect the rights of a shareholder and his transferee or transferor as between themselves.

                4.06 List of Shareholders. The Secretary of the corporation or the agent of the corporation having charge of the stock transfer records for shares of the corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders' meeting or any adjournment thereof. The list shall be arranged alphabetically within each class and series, with the address of, and the number of shares held by, each shareholder; be produced at the time and place of the meeting; be subject to inspection by any shareholder during the whole time of the meeting; and be prima facie evidence as to who are the shareholders entitled to examine the list or vote at the meeting.

                4.07 Quorum. Unless a greater or lesser quorum is required in the Articles of Incorporation or by the laws of the State of Michigan, the shareholders present at a meeting in person or by proxy who, as of the record date for such meeting, were holders of a majority of the outstanding shares of the corporation entitled to vote at the meeting shall constitute a quorum at the meeting. The shareholders present in person or by proxy at a meeting at which such a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a quorum is not present or represented at the commencement of any meeting of shareholders, the shareholders entitled to vote thereat who are present in person or by proxy shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

                4.08 Proxies. A shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize other persons to act for the shareholder by proxy. A proxy shall be signed by the shareholder or the shareholder's authorized agent or representative and shall not be valid after the expiration of three years from its date unless otherwise provided in the proxy. A proxy is revocable at the pleasure of the shareholder executing it except as otherwise provided by the laws of the State of Michigan.

                4.09 Inspectors of Election. The Board of Directors, in advance of a shareholders' meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at the shareholders' meeting may, and on request of a shareholder entitled to vote thereat shall, appoint one or more inspectors. In case a person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. If appointed, the inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or a shareholder entitled to vote thereat, the inspectors shall make and execute a written report to the person presiding at the meeting of any of the facts found by them and matters determined by them. The report shall be prima facie evidence of the facts stated and of the vote as certified by the inspectors.

                4.10 Voting. Each outstanding share is entitled to one vote on each matter submitted to a vote, unless otherwise provided in the Articles of Incorporation. Votes shall be cast in writing signed by the shareholder or the shareholder's proxy except when an alternative electronic method of casting ballots is made available by the corporation, in which case votes may be cast by telephonic or other electronic means. When an action, other than the election of directors, is to be taken by a vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, unless a greater vote is required by the Articles of Incorporation or by the laws of the State of Michigan. Except as otherwise provided by the Articles of Incorporation, directors shall be elected by a plurality of the votes cast at any election.


                                    ARTICLE V

                                    DIRECTORS

                5.01 Number. The business and affairs of the corporation shall be managed by its Board of Directors. The number of Directors of the Corporation shall be not less than three nor more than ten as may be determined by the Board from time to time. The Directors need not be residents of Michigan or shareholders of the Corporation.

                5.02 Election and Resignation. Directors shall be elected at each annual meeting of the shareholders, each to hold office until the next annual meeting of shareholders and until the director's successor is elected and qualified, or until the director's resignation or removal. A director may resign by written notice to the corporation. The resignation is effective upon its receipt by the corporation or a subsequent time as set forth in the notice of resignation.

                5.03 Vacancies. Vacancies in the Board of Directors occurring by reason of death, resignation, removal, increase in the number of directors or otherwise shall be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, unless filled by proper action of the shareholders of the corporation. Each person so elected shall be a director for a term of office continuing only until the next election of directors by the shareholders. A vacancy that will occur at a specific date, by reason of a resignation effective at a later date or otherwise, may be filled before the vacancy occurs, but the newly elected director may not take office until the vacancy occurs.

                5.04 Annual Meeting. The Board of Directors shall meet each year immediately after the annual meeting of the shareholders, or within three (3) days of such time excluding Sundays and legal holidays if such later time is deemed advisable, at the place where such meeting of the shareholders has been held or such other place as the Board may determine, for the purpose of election of officers and consideration of such business that may properly be brought before the meeting; provided, that if less than a majority of the directors appear for an annual meeting of the Board of Directors the holding of such annual meeting shall not be required and the matters which might have been taken up therein may be taken up at any later special or annual meeting, or by consent resolution.

                5.05 Regular and Special Meetings. Regular meetings of the Board of Directors may be held at such times and places as the majority of the directors may from time to time determine at a prior meeting or as shall be directed or approved by the vote or written consent of all the directors. Special meetings of the Board may be called by the Chairman of the Board (if such office is filled) or the President and shall be called by the President or Secretary upon the written request of any two directors.

                5.06 Notices. No notice shall be required for annual or regular meetings of the Board, or any committee of the Board, or for adjourned meetings, whether regular or special. Two days' written notice shall be given for special meetings of the Board or any committee of the Board, and such notice shall state the time, place and purpose or purposes of the meeting. If notice is given by radiogram, cablegram, or telecopy, only one day's notice shall be necessary.

                5.07 Quorum. A majority of the Board of Directors then in office, or of the members of a committee thereof, constitutes a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which there is a quorum shall be the acts of the Board or of the committee, except as a larger vote may be required by the laws of the State of Michigan. A member of the Board or of a committee designated by the Board may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can communicate with each other. Participation in a meeting in this manner constitutes presence in person at the meeting.

                5.08 Executive Committee. The Board of Directors may, by resolution passed by a majority of the whole Board, establish an executive committee, consisting of three or more members of the Board, to exercise all powers and authorities of the Board in management of the business and affairs of the corporation during the intervals between meetings of the Board, provided, however, that such committee shall not have power or authority to:

                (a) amend the Articles of Incorporation;

                (b) adopt an agreement of merger of consolidation;

                (c) recommend to shareholders the sale, lease
                    or exchange of all or substantially all
                    of the corporation's property and assets;

                (d) recommend to shareholders a dissolution
                    of the corporation or revocation of a
                    dissolution;

                (e) amend these Bylaws;

                (f) fill vacancies in the Board; or

                (g) unless expressly authorized by the Board,
                    declare a dividend or authorize the
                    issuance of stock.

                5.09 Compensation Committee. The Board of Directors may, by resolution adopted by a majority of the whole Board, appoint one or more of its members as a Compensation Committee. The Compensation Committee shall, from time to time, recommend to the Board the salaries or range of salaries for members of the Board of Directors who are officers or employees of the corporation and of all officers of the corporation. It shall also perform such functions as may be delegated to it under the provisions of any bonus, stock option or special compensation plan of the corporation.

                5.10 Other Committees. The Board of Directors from time to time may, by resolution, adopted by a majority of the whole Board appoint such other committees of one or more directors to have such authority as shall be specified by the Board in the resolution making such appointments. The Board of Directors may designate one or more directors as alternate members of any committee who may replace an absent or disqualified member at any meeting thereof.

                5.11 Dissents. A director who is present at a meeting of the Board of Directors, or a committee thereof of which the director is a member, at which action on a corporate matter is taken is presumed to have concurred in that action unless the director's dissent is entered in the minutes of the meeting or unless the director files a written dissent to the action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation promptly after the adjournment of the meeting. Such right to dissent does not apply to a director who voted in favor of such action. A director who is absent from a meeting of the Board, or a committee thereof of which the director is a member, at which any such action is taken is presumed to have concurred in the action unless the director files a written dissent with the Secretary of the corporation within a reasonable time after the director has knowledge of the action.

                5.12 Compensation. The Board of Directors, by affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the corporation as directors or officers.


                                   ARTICLE VI

                 NOTICES, WAIVERS OF NOTICE AND MANNER OF ACTING

                6.01 Notices. All notices of meetings required to be given to shareholders, directors or any committee of directors may be given by mail, telecopy, telegram, radiogram or cablegram to any shareholder, director or committee member at such person's last address as it appears on the books of the corporation. Such notice shall be deemed to be given at the time when the same shall be mailed or otherwise dispatched.

                6.02 Waiver of Notice. Notice of the time, place and purpose of any meeting of shareholders, directors or committee of directors may be waived by telecopy, telegram, radiogram, cablegram or other writing, either before or after the meeting, or in such other manner as may be permitted by the laws of the State of Michigan. Attendance of a person at any meeting of shareholders, in person or by proxy, or at any meeting of directors or of a committee of directors, constitutes a waiver of notice of the meeting except as follows:

                              (a) In the case of a shareholder, unless the
                shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, or unless with respect to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, the shareholder objects to considering the matter when it is presented.

                              (b) In the case of a director, unless he or she at
                the beginning of the meeting, or upon his or her arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.


                6.03 Action Without a Meeting. Any action required or permitted at any meeting of shareholders or directors or committee of directors may be taken without a meeting, without prior notice and without a vote, if all of the shareholders or directors or committee members entitled to vote thereon consent thereto in writing, before or after the action is taken.


                                   ARTICLE VII

                                    OFFICERS

                7.01 Number. The Board of Directors shall elect or appoint a President and Chief Executive Officer, Chief Financial Officer, a Secretary, and a Treasurer, and may select a

Chairman of the Board, and one or more Senior Vice Presidents, Vice Presidents, Assistant Secretaries or Assistant Treasurers. The President and Chairman of the Board, if any, shall be members of the Board of Directors. Any two or more of the above offices, except those of President and Vice President, may be held by the same person. No officer shall execute, acknowledge or verify an instrument in more than one capacity if the instrument is required by law, the Articles of Incorporation or these Bylaws to be executed, acknowledged, or verified by two or more officers.

                7.02 Term of Office, Resignation and Removal. An officer shall hold office for the term for which such officer is elected or appointed and until a successor is elected or appointed and qualified, or until such officer's resignation or removal. An officer may resign by written notice to the corporation. The resignation is effective upon its receipt by the corporation or at a subsequent time specified in the notice of resignation. An officer may be removed by the Board with or without cause. The removal of an officer shall be without prejudice to his contract rights, if any. The election or appointment of an officer does not of itself create contract rights.

                7.03 Vacancies. The Board of Directors may fill any vacancies in any office occurring for whatever reason.

                7.04 Authority. All officers, employees and agents of the corporation shall have such authority and perform such duties in the conduct and management of the business and affairs of the corporation as may be designated by the Board of Directors and these Bylaws.

                                  ARTICLE VIII

                               DUTIES OF OFFICERS

                8.01 Chairman of the Board. The Chairman of the Board, if such office is filled, shall preside at all meetings of the shareholders and of the Board of Directors at which the Chairman is present.

                8.02 President. The President shall be the Chief Executive Officer of the corporation. The President shall see that all orders and resolutions of the Board are carried into effect, and the President shall have the general powers of supervision and management usually vested in the chief executive officer of a corporation, including the authority to vote all securities of other corporations and business organizations held by the corporation. In the absence or disability of the Chairman of the Board, or if that office has not been filled, the President also shall perform the duties of the Chairman of the Board as set forth in these Bylaws.

                8.03 Vice Presidents. The Senior Vice Presidents and Vice Presidents, in order of their seniority, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors or the President may from time to time prescribe. One of the Senior Vice Presidents or Vice Presidents shall be designated as the Chief Financial Officer.

                8.04 Secretary. The Secretary shall attend all meetings of the Board of Directors and of shareholders and shall record all votes and minutes of all proceedings in a book to be kept for that purpose, shall give or cause to be given notice of all meetings of the shareholders and of the Board of Directors, and shall keep in safe custody the seal of the corporation and, when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by the signature of the Secretary, or by the signature of the Treasurer or an Assistant Secretary. The Secretary may delegate any of the duties, powers and authorities of the Secretary to one or more Assistant Secretaries, unless such delegation is disapproved by the Board.

                8.05 Treasurer. The Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books of the corporation; and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall render to the President and directors, whenever they may require it, an account of his or her transactions as Treasurer and of the financial condition of the corporation. The Treasurer may delegate any of his or her duties, powers and authorities to one or more Assistant Treasurers unless such delegation is disapproved by the Board of Directors.

                8.06 Assistant Secretaries and Treasurers. The Assistant Secretaries, in order of their seniority, shall perform the duties and exercise the powers and authorities of the Secretary in case of the Secretary's absence or disability. The Assistant Treasurers, in the order of their seniority, shall perform the duties and exercise the powers and authorities of the Treasurer in case of the Treasurer's absence or disability. The Assistant Secretaries and Assistant Treasurers shall also perform such duties as may be delegated to them by the Secretary and Treasurer, respectively, and also such duties as the Board of Directors may prescribe.


                                   ARTICLE IX

                             SPECIAL CORPORATE ACTS

                9.01 Orders for Payment of Money. All checks, drafts, notes, bonds, bills of exchange and orders for payment of money of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                9.02 Contracts and Conveyances. The Board of Directors of the corporation may in any instance designate the officer and/or agent who shall have authority to execute any contract, conveyance, mortgage or other instrument on behalf of the corporation, or may ratify or confirm any execution. When the execution of any instrument has been authorized without specification of the executing officers or agents, the Chairman of the Board, the President or any Vice President, and the Secretary or Assistant Secretary or Treasurer or Assistant Treasurer, may execute the same in the name and on behalf of this corporation and may affix the corporate seal thereto.

                9.03 Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances. The corporation may lend money to, or guarantee an obligation of, or otherwise assist an officer or employee of the corporation or of its subsidiary, including an officer or employee who is a director of the corporation or its subsidiary, when, in the judgment of the Board of Directors, the loan, guaranty, or assistance may reasonably be expected to benefit the corporation, or is pursuant to a plan authorizing loans, guarantees, or assistance, which plan the Board has reasonably determined will benefit the corporation. The loan, guaranty, or assistance may be with or without interest, and may be unsecured, or secured in a manner as the Board approves, including without limitation, a pledge of shares of stock of the corporation.


                                    ARTICLE X

                                BOOKS AND RECORDS

                10.01 Maintenance of Books and Records. The proper officers and agents of the corporation shall keep and maintain such books, records and accounts of the corporation's business and affairs, minutes of the proceedings of its shareholders, Board and committees, if any, and such stock ledgers and lists of shareholders, as the Board of Directors shall deem advisable, and as shall be required by the laws of the State of Michigan and other states or jurisdictions empowered to impose such requirements. Books, records and minutes may be kept within or without the State of Michigan in a place which the Board shall determine.

                10.02 Reliance on Books and Records. In discharging his or her duties, a director or an officer of the corporation, when acting in good faith, may rely upon information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by any of the following:

                      (a) One or more directors, officers, or employees of the
                corporation, or of a business organization under joint control or common control, whom the director or officer reasonably believes to be reliable and competent in the matters presented.

                      (b) Legal counsel, public accountants, engineers, or other persons as to matters the director or officer reasonably believes are within the person's professional or expert competence.

                      (c) A committee of the Board of which he or she is not a
                member if the director or officer reasonably believes the committee merits confidence.

A director or officer is not entitled to rely on the information set forth above if he or she has knowledge concerning the matter in question that makes reliance otherwise permitted unwarranted.

                                   ARTICLE XI

                                   AMENDMENTS

                11.01 Amendments. The Board of Directors shall have the power to make, alter, amend or repeal the Bylaws of the corporation by a vote of not less than a majority of the entire Board then in office at any meeting of the Board. The holders of the Common Stock shall have power to make, alter, amend or repeal the Bylaws at any regular or special meeting if the substance of such amendment be contained in the notice of the meeting of shareholders.




                                       16